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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


                                                                Jurisdiction                        Holder of
         Name                                                   Of Incorporation                    Outstanding Stock
         ----                                                   ----------------                    -----------------
Bank of Mississippi                                              Mississippi                      BancorpSouth, Inc.

Volunteer Bank                                                   Tennessee                        BancorpSouth, Inc.

Laurel Federal Savings and Loan Association                      Mississippi                      BancorpSouth, Inc.

Personal Finance Corporation                                     Mississippi                      Bank of Mississippi

Century Credit Life Insurance Company                            Mississippi                      Bank of Mississippi

TC Finance, Inc.                                                 Tennessee                        Volunteer Bank

West Tennessee Life Insurance Company                            Tennessee                        Volunteer Bank

All of the above subsidiaries are wholly owned and are included in the consolidated financial statements of the registrant.




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